Exhibit 15.1

CONSENT OF INDEPENDENT REGISTRERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-156686) of Formula Systems (1985) Ltd., of our reports dated May 17, 2021, with respect to the consolidated financial statements of Formula Systems (1985) Ltd. and the effectiveness of internal control over financial reporting of Formula Systems (1985) Ltd. included in this annual report on Form 20-F for the year ended December 31, 2020.

Tel- Aviv, Israel	/s/ Kost, Forer, Gabbay & Kasierer
May 17, 2021	KOST, FORER, GABBAY & KASIERER
A Member of Ernst & Young Global